UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2014

DEVON ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-32318	73-1567067
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

333 West Sheridan Avenue, Oklahoma City, Oklahoma	73102-5015
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 235-3611

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

In accordance with General Instruction B.2. of Form 8-K, the information presented herein under Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Exchange Act or Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Our original 2014 forward-looking estimates are included in our Form 8-K dated February 19, 2014. These estimates were based on our examination of historical operating trends, the information used to prepare our December 31, 2013, reserve reports and other data in our possession or available from third parties.

In February 2014, we announced plans to divest certain non-core properties located throughout Canada and the U.S. On April 1, 2014, we completed the sale of our Canadian conventional assets to Canadian Natural Resources Limited. Additionally, on June 30, 2014, we reached an agreement to sell our U.S. non-core assets to Linn Energy and expect the transaction to close in the third quarter of 2014. Accordingly, we are updating certain of our 2014 forward-looking estimates in this document for the impact of the transactions noted above for the remainder of the year as well as other operational updates. The updated estimates along with estimates that have not changed, are presented in the following pages.

In this report, financial amounts related to our Canadian operations have been converted to U.S. dollars using estimated average exchange rates of $1.00 U.S. dollar to $1.11 Canadian dollar.

Production and Prices

Set forth below are our daily production and price realization estimates for the third quarter and full year 2014. The term “core” refers to our core and emerging assets in the Anadarko Basin, Barnett Shale, Eagle Ford Shale, Mississippian-Woodford Trend, Permian Basin and Rockies Oil in the United States, as well as our Heavy Oil assets in Canada. The term “non-core” refers to our remaining properties, many of which we are in the process of divesting. The price realizations for oil and bitumen are determined using the monthly average of NYMEX settled prices on each trading day for the benchmark West Texas Intermediate crude oil price at Cushing, Oklahoma. The price realizations for natural gas are determined using the first-of-month South Louisiana Henry Hub price index as published in Inside FERC.

	Quarter 3		Full Year
	Low	High	Low	High
Daily Production
Oil and bitumen (MBbls/d)
United States Core	130	135	124	136
Canada Core	70	75	74	80
Non-core	2	3	4	6
Natural gas (MMcf/d)
United States Core	1,620	1,670	1,570	1,640
Canada Core	15	20	15	25
Non-core	147	157	230	245
Natural gas liquids (MBbls/d)
United States Core	130	135	116	129
Canada Core	—	—	—	—
Non-core	3	8	6	8
Total Boe (MBbls/d)
United States Core	530	548	502	538
Canada Core	73	78	77	84
Non-core	30	37	48	55

	Quarter 3		Full Year
	Low	High	Low	High
Price Realizations
Oil and bitumen—% of WTI
United States	88%	98%	90%	100%
Canada	62%	72%	61%	71%
Natural gas—% of Henry Hub
United States	87%	93%	85%	95%
NGLs—Realized price	$20	$25	$20	$30

Commodity Price Risk Management

As of July 30, 2014, we had the following oil derivative positions. The first table presents our oil derivatives that settle against the average of the prompt month NYMEX West Texas Intermediate futures price. The second table presents our oil derivatives that settle against the Western Canadian Select index.

	Price Swaps		Price Collars			Call Options Sold
Period	Volume (Bbls/d)	Weighted Average Price ($/Bbl)	Volume (Bbls/d)	Weighted Average Floor Price ($/Bbl)	Weighted Average Ceiling Price ($/Bbl)	Volume (Bbls/d)	Weighted Average Price ($/Bbl)
Q3-Q4 2014	75,000	$94.14	64,750	$89.33	$100.00	42,000	$116.43
Q1-Q4 2015	106,736	$91.22	31,500	$89.67	$97.84	28,000	$116.43
Q1-Q4 2016	—	$—	—	$—	$—	18,500	$103.11

	Basis Swaps
Period	Index	Volume (Bbls/d)	Weighted Average Differential to WTI ($/Bbl)
Q3 2014	Western Canadian Select	30,000	$(18.21)

As of July 30, 2014, we had the following open natural gas derivative positions. The first table presents our natural gas derivatives that settle against the Inside FERC first-of-the-month Henry Hub index. The second table presents our natural gas derivatives that settle against the AECO index.

	Price Swaps		Price Collars			Call Options Sold
Period	Volume (MMBtu/d)	Weighted Average Price ($/MMBtu)	Volume (MMBtu/d)	Weighted Average Floor Price ($/MMBtu)	Weighted Average Ceiling Price ($/MMBtu)	Volume (MMBtu/d)	Weighted Average Price ($/MMBtu)
Q3-Q4 2014	800,000	$4.42	460,000	$4.03	$4.51	500,000	$5.00
Q1-Q4 2015	210,000	$4.38	260,000	$4.05	$4.36	550,000	$5.09
Q1-Q4 2016	—	$—	—	$—	$—	400,000	$5.00

	Basis Swaps
Period	Index	Volume (MMBtu/d)	Weighted Average Differential to Henry Hub ($/MMBtu)
Q3-Q4 2014	AECO	94,781	$(0.52)

Other Operating and Nonoperating Items

The following table includes third quarter and full year 2014 estimates of other operating and nonoperating items.

	Quarter 3		Full Year
	Low	High	Low	High
	($ in millions, except per Boe)
Marketing & midstream operating profit (1)	$180	$200	$775	$825
Lease operating expenses per Boe	$9.70	$9.90	$9.55	$9.75
General & administrative expenses per Boe (1)	$3.25	$3.45	$3.15	$3.45
Production and property taxes as % of upstream sales (1)	5.7%	6.7%	5.3%	6.3%
Depreciation, depletion and amortization per Boe (1)	$13.40	$14.40	$12.50	$14.50
Net financing costs (1)	$110	$120	$470	$490
Current income tax rate (1)	5%	10%	2%	8%
Deferred income tax rate (1)	25%	30%	28%	32%

Total income tax rate (1)	30%	40%	30%	40%

Net earnings attributable to noncontrolling interests	$15	$25	$50	$100

(1)	Includes amounts attributable to EnLink.

Capital Expenditures

Set forth below are our capital expenditure estimates for the third quarter and full year 2014.

	Quarter 3		Full Year
	Low	High	Low	High
	(In millions)
Exploration and Development (1) (2)	$1,340	$1,540	$5,030	$5,430
Capitalized G&A and interest	100	120	390	420

Total oil and gas	1,440	1,660	5,420	5,850

Midstream	100	150	340	380
Corporate and other	40	60	140	180

Devon capital expenditures	1,580	1,870	5,900	6,410

EnLink	230	330	680	780

Total capital expenditures	$1,810	$2,200	$6,580	$7,190

(1)	Includes approximately $87 million in full year 2014 attributable to non-core assets identified for divestiture.
(2)	Full year estimates exclude approximately $6.4 billion for the acquisition of Eagle Ford Shale and Cana-Woodford assets.

Information Regarding Forward-Looking Estimates

This report includes our 2014 forward-looking estimates and associated forward-looking statements regarding our expectations and plans, as well as future events or conditions. Such forward-looking statements are based on our examination of historical operating trends, the information used to prepare our December 31, 2013 reserve reports and other data in our possession or available from third parties. Our forward-looking estimates are also based on the completion of planned divestitures in the third quarter of 2014. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control.

Consequently, actual future results could differ materially from our expectations due to a number of factors, such as changes in the supply of and demand for oil, natural gas and NGLs and related products and services; exploration or drilling programs; political or regulatory events; general economic and financial market conditions; the timing of the transactions in the previous paragraph; and other risk factors we discuss in our Annual Report on Form 10-K. All subsequent written and oral forward-looking statements attributable to Devon, or persons acting on its behalf, are expressly qualified in their entirety by these cautionary statements. We assume no duty to update or revise our forward-looking statements based on new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

DEVON ENERGY CORPORATION

By:	/s/ Thomas L. Mitchell
Thomas L. Mitchell
Executive Vice President and Chief Financial Officer

Date: August 6, 2014